Exhibit 99.1
Chart Industries Reports Fourth Quarter and Full Year 2025 Financial Results

Houston, February 27, 2026 - Chart Industries, Inc. (NYSE: GTLS) today reported results for the fourth quarter and full year ended December 31, 2025.

Full year 2025 compared to full year 2024:
•Orders of $5.68 billion increased 13.4%; full year 2025 book-to-bill of 1.33
•Sales of $4.26 billion increased 2.5%; sales increased 4.1% excluding a large lifecycle project and a large aftermarket equipment sale in 2024, which did not repeat in 2025
•Reported operating income of $358.4 million (8.4% of sales) or $884.4 million when adjusted for deal related costs and step-up amortization related to the Howden acquisition, resulted in 20.7% adjusted operating income margin, a decrease of 40 bps; adjusted operating income increased 6.2% and adjusted operating income margin increased 50bps excluding a large lifecycle project and a large aftermarket equipment sale in 2024, which did not repeat in 2025
•EBITDA of $625.7 million (14.7% of sales) was $1,014.3 million (23.8% of sales) when adjusted for the above-mentioned items, a decrease of 60 bps
•Reported net cash from operating activities of $294.7 million less capital expenditures of $89.9 million resulted in $204.8 million of FCF

Fourth quarter 2025 compared to fourth quarter 2024:
•Orders of $1.18 billion decreased 23.8% as the year ago period included several large orders including the phase one Woodside Louisiana Big LNG order. There were no Big LNG orders during the fourth quarter 2025; fourth quarter 2025 book-to-bill of 1.10
•Backlog of $5.89 billion increased 21.5%
•Sales of $1.08 billion decreased 2.5%
•Reported operating income of $125.1 million (11.6% of sales) or $206.0 million when adjusted for deal costs related to the pending acquisition by Baker Hughes, and step-up amortization related to the Howden acquisition, resulted in a 19.1% adjusted operating income margin, a decrease of 290 basis points (“bps”)

•EBITDA of $195.1 million (18.1% of sales) was $238.8 million (22.1% of sales) when adjusting for the items described above, a decrease of 350 bps
•Reported net cash from operating activities of $88.8 million less capital expenditures of $22.6 million resulted in $66.2 million of free cash flow (“FCF”)

Summary of fourth quarter 2025.

We saw increased demand from data center customers, including our first small-scale LNG solution inclusive of liquefaction and storage for this market. This award represents an exciting market opportunity for our gas liquefaction and storage technologies as data centers continue to pursue behind-the-meter power solutions.  Chart's proven capability and experience in LNG peak shaving plants are a sustainable and cost-effective alternative to traditional gen sets.

While there were no Big LNG orders in fourth quarter 2025, our second half 2025 orders increased 1.8% compared to our first half 2025 orders. Book-to-bill of 1.10 was driven by carbon capture, data center, nuclear, marine, and industrial gases and equipment markets. In the fourth quarter 2025, we booked $491.4 million of orders in Specialty Products, with strength in carbon capture, including orders for utility and industrial customers, nuclear, and marine end markets. Finally, Repair, Service and Leasing (“RSL”) saw increased demand for spares and retrofit. Fourth quarter 2025 backlog of $5.89 billion increased $1.04 billion compared to fourth quarter 2024. We anticipate that 44% of 2025 year-end backlog will ship over the next 12 months.

Fourth quarter 2025 sales of $1.08 billion included growth in Cryo Tank Solutions and Heat Transfer Systems offset by sales declines in Specialty Products and Repair, Service & Leasing. Excluding leasing, which can vary due to customer timing, fourth quarter 2025 sales declined approximately 0.2%. In 2025, we added 703 new customers, increased Uptime asset connections by 29%, and increased assets under management and service agreements by 21% compared to 2024.

Fourth quarter 2025 gross margin of 33.3% declined 30 bps compared to the fourth quarter 2024 while adjusted operating margin of 19.1% declined 290 bps on higher SG&A costs. This marks the eleventh consecutive quarter with gross profit margin above 30% and our seventh above 33%.

Fourth quarter reported diluted earnings per share (“EPS”) was $1.01, and when adjusted for unusual items was $2.51.

Fourth quarter reported net cash from operating activities of $88.8 million less capital expenditures of $22.6 million resulted in $66.2 million of free cash flow. Fourth quarter 2025 free cash flow was impacted by increased net working capital, which includes the impact of year end holiday timing on large milestone payments, higher cash taxes paid, and deal-related costs associated with the proposed acquisition by Baker Hughes. Fourth quarter 2025 net leverage ratio was 2.83.

Fourth quarter and full year 2025 segment results (as compared to the fourth quarter and full year 2024).

Cryo Tank Solutions (“CTS”): Fourth quarter 2025 CTS orders of $162.1 million increased 17.0% when compared to the fourth quarter 2024 while fourth quarter 2025 sales of $163.9 million increased 9.1% when compared to the fourth quarter 2024. The improved orders and sales growth was primarily driven by improvements in industrial gas markets. Adjusted operating margin of 9.3% decreased 570 bps compared to the fourth quarter 2024 driven primarily by unfavorable mix.
Full year 2025 CTS orders of $587.8 million increased 0.8% when compared to the full year 2024. Sales for the full year 2025 were $624.2 million, a decrease of 2.1%, driven by lower industrial gas demand. Full year 2025 adjusted operating margin declined 40 bps to 12.8% primarily driven by lower volume.

Heat Transfer Systems: Fourth quarter 2025 HTS orders of $208.7 million decreased 61.1% when compared to the fourth quarter 2024 as the year ago period included multiple large orders including the phase one Woodside Louisiana Big LNG order and a data center project for air-cooled heat exchangers. Fourth quarter 2025 HTS sales of $325.8 million grew 12.8% compared to the fourth quarter 2024 driven by converting LNG and data center backlog to sales. HTS fourth quarter 2025 adjusted operating income margin of 33.4% grew 630 bps on a comparable period basis driven by productivity and more full solution project mix.

Full year 2025 HTS orders of $1.46 billion decreased 0.4%, driven by fewer large LNG orders, while sales of $1.24 billion increased 19.5% when compared to the full year 2024 driven by backlog conversion of LNG and data center projects. Adjusted operating margin of 30.1% increased 670 bps compared to the prior year. These metrics reflect continued progress in throughput efforts as well as the strong LNG foundation in our order book and backlog which includes multiple full solution and technology projects.

Specialty Products: Fourth quarter 2025 Specialty Products orders of $491.4 million decreased 3.5% when compared to the fourth quarter 2024 as stronger orders for carbon capture, nuclear, and marine were offset by lower hydrogen orders. Fourth quarter 2025 Specialty Products sales of $259.5 million decreased 18.1% when compared to the fourth quarter 2024 primarily driven by customer timing in hydrogen, space, and HLNG markets. Specialty Products fourth quarter 2025 adjusted operating income margin of 9.1% declined 830 bps on a comparable period basis driven by higher production costs on a specific first of a kind (“FOAK”) project, lower HLNG vehicle tank sales, and lower volume.

Full year 2025 Specialty Products orders of $2.08 billion increased 33.2% while sales of $1.10 billion decreased 1.4% when compared to full year 2024. Adjusted operating margin of 15.4% for the full year 2025 declined 210 bps driven by mix and higher production costs on a specific FOAK project (that has since concluded).

Repair, Service and Leasing: Fourth quarter 2025 RSL orders of $322.0 million decreased 12.8% when compared to the fourth quarter 2024 as increased spares and retrofit demand was primarily offset by lower leasing orders. Fourth quarter 2025 sales of $330.4 million decreased 5.8% primarily driven by lower leasing sales. Excluding leases, sales increased approximately 1.5%. Adjusted operating margin of 29.2% decreased 660 bps driven by higher SG&A costs while fourth quarter gross profit margin of 44.6% remained in our target range of mid-40%.

Full year 2025 RSL orders of $1.55 billion grew 11.1%. Sales of $1.30 billion declined 5.0% compared to 2024 and full year 2025 adjusted operating margin of 32.6% declined 470 bps as both sales and margin were impacted by the non-repeat of a large lifecycle project and a large aftermarket equipment sale in 2024. RSL full year 2025 gross profit margin of 44.3% remained in our target range of mid-40%.

Pending acquisition of Chart by Baker Hughes.

On October 6, 2025 Chart’s shareholders voted to approve the Company’s acquisition by Baker Hughes. Under the terms of the merger agreement, Chart shareholders will be entitled to receive $210 per share of common stock in cash upon the close of the transaction. With regulatory reviews still underway in certain jurisdictions, we presently expect closing in the second quarter of 2026, understanding that the timing may evolve as those processes progress.

FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed acquisitions, divestitures, and investments, cost and commercial synergies and efficiency savings, objectives, future orders, revenues, margins, segment sales mix, earnings or performance, liquidity and cash flow, inventory levels, capital expenditures, supply chain challenges, inflationary pressures including material cost and pricing increases, business trends, clean energy market opportunities including addressable markets, and governmental initiatives, including executive orders and changes to trade policy, expected timing and completion of the previously disclosed acquisition of Chart by Baker Hughes, and other information that is not historical in nature.  Forward-looking statements may be identified by terminology such as "may," "will," "should," "could," "expects," "anticipates," "believes," "projects," "forecasts," “outlook,” “guidance,” "continue," “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control, that could cause the Company's actual results to differ materially from those matters expressed or implied by forward-looking statements.  Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include:  the Company’s ability to successfully integrate recent acquisitions and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; slower than anticipated growth and market acceptance of new clean energy product offerings; inability to achieve expected pricing increases or continued supply chain challenges including volatility in raw materials and supply, risks related to regional conflicts and unrest, including the recent turmoil in the Middle East and the conflict between Russia and Ukraine including potential energy shortages in Europe and elsewhere; the unknown or difficult to quantify impact of enacted or threatened change to U.S. governmental trade policies, including the introduction of and unpredictability associated with global tariffs on all U.S. trading partners, with certain nations, including China and, certain products, subject to substantially higher tariffs rates, as well as the possible impacts of retaliatory tariffs on products from the United States; the risk that the proposed acquisition of Chart by Baker Hughes may not be completed on anticipated terms, or at all, including the risk of regulatory approvals; the possibility that any of the anticipated benefits of the transaction will be realized within the expected time period; the risk that disruptions from the transaction will harm Chart’s business; and potential adverse reactions or changes to business relationships resulting from the announcement or eventual completion of the transactions, and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC, both which should be reviewed carefully.  The Company undertakes no obligation to update or revise any forward-looking statement.

USE OF NON-GAAP FINANCIAL INFORMATION
This press release contains non-GAAP financial information, including adjusted net income, adjusted operating income, adjusted operating income and margin, free cash flow, adjusted earnings per diluted share, net income attributable to Chart Industries, Inc. adjusted, and EBITDA and adjusted EBITDA.  For additional information regarding the Company's use of non-GAAP financial information, as well as reconciliations of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), please see the reconciliation pages at the end of this news release.

The Company believes these non-GAAP measures are of interest to investors and facilitate useful period-to-period comparisons of the Company’s financial results, and this information is used by the Company in evaluating internal performance.

About Chart Industries, Inc.

Chart Industries, Inc. is a global leader in the design, engineering, and manufacturing of process technologies and equipment for gas and liquid molecule handling for the Nexus of Clean™ - clean power, clean water, clean food, and clean industrials, regardless of molecule. The company’s unique product and solution portfolio across stationary and rotating equipment is used in every phase of the liquid gas supply chain, including engineering, service and repair from installation to preventive maintenance and digital monitoring. Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 capture amongst other applications. Chart is committed to excellence in environmental, social and corporate governance issues both for its company as well as its customers. With 62 global manufacturing locations and over 50 service centers from the United States to Asia, Australia, India, Europe and South America, the company maintains accountability and transparency to its team members, suppliers, customers and communities. To learn more, visit www.chartindustries.com.

For more information, click here:
http://ir.chartindustries.com/

Chart Industries Investor Relations Contact:
John Walsh
Senior Vice President, Investor and Government Relations
1-770-721-8899
john.walsh@chartindustries.com

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Sales	$1,079.6	$1,106.8	$4,264.0	$4,160.3
Cost of sales	720.3	734.5	2,826.2	2,771.5
Gross profit	359.3	372.3	1,437.8	1,388.8
Selling, general and administrative expenses	184.7	134.0	619.1	547.4
Termination fee expense	—	—	266.0	—
Amortization expense	49.5	50.0	194.3	193.9
Operating expenses	234.2	184.0	1,079.4	741.3
Operating income	125.1	188.3	358.4	647.5
Interest expense, net	75.3	79.8	307.8	328.5
Other expense (income), net	6.3	(3.7)	22.5	0.5
Income from continuing operations before income taxes and equity in earnings (loss) of unconsolidated affiliates, net	43.5	112.2	28.1	318.5
Income tax expense (benefit), net	3.7	27.7	(10.4)	78.6
Income from continuing operations before equity in earnings (loss) of unconsolidated affiliates, net	39.8	84.5	38.5	239.9
Equity in earnings (loss) of unconsolidated affiliates, net	0.2	(1.2)	0.3	(3.6)
Net income from continuing operations	40.0	83.3	38.8	236.3
Income (loss) from discontinued operations, net of tax	0.4	(0.7)	(1.6)	(3.5)
Net income	40.4	82.6	37.2	232.8
Less: (Loss) income attributable to noncontrolling interests of continuing operations, net of taxes	(13.2)	3.0	(3.5)	14.3
Net income attributable to Chart Industries, Inc.	$53.6	$79.6	$40.7	$218.5

CHART INDUSTRIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) — (Continued) (Dollars and shares in millions, except per share amounts)

Amounts attributable to Chart common stockholders
Income from continuing operations	$53.2	$80.3	$42.3	$222.0
Less: Mandatory convertible preferred stock dividend requirement	6.8	6.8	27.2	27.2
Income from continuing operations attributable to Chart	46.4	73.5	15.1	194.8
Income (loss) from discontinued operations, net of tax	0.4	(0.7)	(1.6)	(3.5)
Net income attributable to Chart common stockholders	$46.8	$72.8	$13.5	$191.3

Basic earnings per common share attributable to Chart Industries, Inc.
Income from continuing operations	$1.02	$1.73	$0.33	$4.62
Income (loss) from discontinued operations	0.01	(0.02)	(0.03)	(0.08)
Net income attributable to Chart Industries, Inc.	$1.03	$1.71	$0.30	$4.54
Diluted earnings per common share attributable to Chart Industries, Inc.
Income from continuing operations	$1.01	$1.60	$0.33	$4.17
Income (loss) from discontinued operations	0.01	(0.02)	(0.03)	(0.07)
Net income attributable to Chart Industries, Inc.	$1.02	$1.58	$0.30	$4.10
Weighted-average number of common shares outstanding:
Basic	45.56	42.47	45.10	42.15
Diluted (1)	45.88	46.02	45.37	46.67
_______________
(1)Includes an additional 3.29 and 4.31 shares related to the convertible notes due 2024 and associated warrants in our diluted earnings per share calculation for the fourth quarter and full year 2024, respectively. The associated hedge, which helps offset this dilution, cannot be taken into account under U.S. generally accepted accounting principles (“GAAP”). If the hedge could have been considered, it would have reduced the additional shares by 1.25 and 2.21 for the fourth quarter and full year 2024, respectively.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net income	$40.4	$82.6	$37.2	$232.8
Less: Income (loss) from discontinued operations, net of tax	0.4	(0.7)	(1.6)	(3.5)
Income from continuing operations	40.0	83.3	38.8	236.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72.6	69.9	281.3	269.9
Employee share-based compensation expense	1.8	4.6	17.2	18.9
Financing costs amortization	4.7	4.9	19.1	19.1
Unrealized foreign currency transaction (gain) loss	(0.8)	(11.6)	12.8	(16.7)
Deferred income tax benefit	(97.2)	(26.1)	(97.2)	(26.1)
Other non-cash operating activities	5.6	6.1	13.1	8.5
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(52.7)	30.5	(2.4)	(14.5)
Inventories	(62.1)	30.5	(70.9)	54.9
Unbilled contract revenue	33.2	(72.0)	(219.2)	(267.7)
Prepaid expenses and other current assets	15.4	20.8	8.9	4.4
Accounts payable and other current liabilities	91.0	80.5	54.3	190.1
Customer advances and billings in excess of contract revenue	(16.5)	9.3	(56.1)	(4.0)
Termination fee paid by Baker Hughes	—	—	258.0	—
Long-term assets and liabilities	53.8	50.8	37.0	35.6
Net Cash Provided By Continuing Operating Activities	88.8	281.5	294.7	508.7
Net Cash Used In Discontinued Operating Activities	—	(0.1)	(2.0)	(5.7)
Net Cash Provided By Operating Activities	88.8	281.4	292.7	503.0
INVESTING ACTIVITIES
Capital expenditures	(22.6)	(20.5)	(89.9)	(120.8)
Investments	—	—	(1.4)	(13.1)
Other investing activities	(0.2)	0.8	(2.3)	(4.9)
Net Cash Used In Continuing Investing Activities	(22.8)	(19.7)	(93.6)	(138.8)
Net Cash Used In Discontinued Investing Activities	—	—	—	(2.5)

Net Cash Used In Investing Activities	(22.8)	(19.7)	(93.6)	(141.3)
FINANCING ACTIVITIES
Borrowings on credit facilities	1,054.1	1,448.4	3,330.4	3,735.1
Repayments on credit facilities	(1,046.5)	(1,380.7)	(3,267.8)	(3,627.2)
Repayment of convertible notes	—	(258.7)	—	(258.7)
Repayments on term loan	(100.0)	(50.0)	(175.0)	(50.0)
Payments for debt issuance costs	—	(0.1)	(0.1)	(10.2)
Dividend distribution to noncontrolling interests	—	—	(6.2)	—
Dividends paid on mandatory convertible preferred stock	(6.8)	(6.8)	(27.2)	(27.2)
Other financing activities	(1.9)	(2.6)	(9.1)	(5.5)
Net Cash Used in Financing Activities	(101.1)	(250.5)	(155.0)	(243.7)
Effect of exchange rate changes on cash and cash equivalents	4.1	(13.2)	15.2	(8.6)
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(31.0)	(2.0)	59.3	109.4
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	400.8	312.5	310.5	201.1
CASH, CASH EQUIVALENTS, RESTRICTED CASH, AND RESTRICTED CASH EQUIVALENTS AT END OF PERIOD	$369.8	$310.5	$369.8	$310.5

CHART INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in millions)

	December 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$366.0	$308.6
Accounts receivable, net	782.1	752.3
Inventories, net	572.3	490.5
Unbilled contract revenue	986.4	735.1
Other current assets	192.7	178.9
Total Current Assets	2,899.5	2,465.4
Property, plant and equipment, net	918.6	864.2
Goodwill	3,067.6	2,899.9
Identifiable intangible assets, net	2,511.7	2,540.6
Other assets	409.0	353.8
TOTAL ASSETS	$9,806.4	$9,123.9

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	1,236.5	1,058.9
Customer advances and billings in excess of contract revenue	324.4	362.2
Accrued interest	104.6	110.4
Termination fee paid by Baker Hughes	258.0	—
Other current liabilities	205.1	258.3
Total Current Liabilities	2,128.6	1,789.8
Long-term debt	3,565.0	3,640.7
Deferred tax liabilities	553.7	544.9
Other long-term liabilities	183.4	153.3
Total Liabilities	6,430.7	6,128.7

Equity
Preferred stock, par value $0.01 per share, $1,000 aggregate liquidation preference — 10,000,000 shares authorized, 0 and 402,500 shares issued at December 31, 2025 and 2024, respectively	—	—
Common stock, par value $0.01 per share — 150,000,000 shares authorized, 48,557,490 and 45,657,062 shares issued at December 31, 2025 and 2024, respectively	0.5	0.5
Additional paid-in capital	1,902.1	1,889.3
Treasury stock; 760,782 shares at both December 31, 2025 and 2024	(19.3)	(19.3)
Retained earnings	1,127.0	1,113.4
Accumulated other comprehensive income (loss)	220.0	(155.1)
Total Chart Industries, Inc. Shareholders’ Equity	3,230.3	2,828.8
Noncontrolling interests	145.4	166.4
Total Equity	3,375.7	2,995.2
TOTAL LIABILITIES AND EQUITY	$9,806.4	$9,123.9

CHART INDUSTRIES, INC. AND SUBSIDIARIES
OPERATING SEGMENTS (UNAUDITED)
(Dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Sales
Cryo Tank Solutions	$163.9	$150.2	$624.2	$637.9
Heat Transfer Systems	325.8	288.8	1,237.7	1,035.3
Specialty Products	259.5	316.9	1,098.4	1,114.3
Repair, Service & Leasing	330.4	350.7	1,303.7	1,372.7
Intersegment eliminations	—	0.2	—	0.1
Consolidated	$1,079.6	$1,106.8	$4,264.0	$4,160.3
Gross Profit
Cryo Tank Solutions	$30.3	$36.6	$143.3	$143.5
Heat Transfer Systems	128.7	91.7	434.9	299.0
Specialty Products	53.0	86.8	282.3	301.1
Repair, Service & Leasing	147.3	157.2	577.3	645.2
Consolidated	$359.3	$372.3	$1,437.8	$1,388.8
Gross Profit Margin
Cryo Tank Solutions	18.5%	24.4%	23.0%	22.5%
Heat Transfer Systems	39.5%	31.8%	35.1%	28.9%
Specialty Products	20.4%	27.4%	25.7%	27.0%
Repair, Service & Leasing	44.6%	44.8%	44.3%	47.0%
Consolidated	33.3%	33.6%	33.7%	33.4%
Operating Income (Loss)
Cryo Tank Solutions	$9.3	$21.1	$67.9	$74.6
Heat Transfer Systems	106.8	75.7	364.4	233.3
Specialty Products	12.3	51.1	133.7	173.1
Repair, Service & Leasing	53.7	85.4	269.2	350.5
Corporate (1)	(57.0)	(45.0)	(476.8)	(184.0)
Consolidated	$125.1	$188.3	$358.4	$647.5
Operating Margin
Cryo Tank Solutions	5.7%	14.0%	10.9%	11.7%
Heat Transfer Systems	32.8%	26.2%	29.4%	22.5%
Specialty Products	4.7%	16.1%	12.2%	15.5%
Repair, Service & Leasing	16.3%	24.4%	20.6%	25.5%
Consolidated	11.6%	17.0%	8.4%	15.6%

_______________
(1)Includes $266.0 million in termination fee expense associated with the terminated proposed merger with Flowserve.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
ORDERS AND BACKLOG (UNAUDITED)
(Dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Orders
Cryo Tank Solutions	$162.1	$138.5	$587.8	$582.9
Heat Transfer Systems	208.7	536.1	1,461.4	1,467.7
Specialty Products	491.4	509.3	2,080.9	1,562.0
Repair, Service & Leasing	322.0	369.2	1,547.7	1,393.3
Intersegment eliminations	—	—	—	0.9
Consolidated	$1,184.2	$1,553.1	$5,677.8	$5,006.8

	As of
	December 31, 2025	September 30, 2025	December 31, 2024
Backlog
Cryo Tank Solutions	$248.0	$265.1	$290.3
Heat Transfer Systems	2,141.1	2,366.5	2,097.4
Specialty Products	2,677.4	2,589.8	1,888.1
Repair, Service & Leasing	819.7	828.1	577.1
Intersegment eliminations	—	—	(7.8)
Consolidated	$5,886.2	$6,049.5	$4,845.1

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF EARNINGS AND EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES, INC. – CONTINUING OPERATIONS TO ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CHART INDUSTRIES, INC. – CONTINUING OPERATIONS
(UNAUDITED)
(Dollars in millions, except per share amounts)

	Q4 2025	Q4 2024	2025	2024
Amounts attributable to Chart common stockholders
Net income attributable to Chart Industries, Inc.	$53.2	$79.6	$42.3	$218.5
Less: Loss from discontinued operations, net of tax	—	(0.7)	—	(3.5)
Income from continuing operations	53.2	80.3	42.3	222.0
Less: Mandatory convertible preferred stock dividend requirement	6.8	6.8	27.2	27.2
Income from continuing operations attributable to Chart (U.S. GAAP)	46.4	73.5	15.1	194.8
Termination fee expense (1)	—	—	266.0	—
Deal related & integration costs (2)	22.1	4.5	51.7	34.4
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	41.3	42.2	161.2	182.0
Restructuring & other reorganization related costs (3)	7.3	4.6	20.6	15.7
Loss on debt extinguishment	3.4	—	8.1	—
Unrealized loss (gain) on investments in equity securities and loss from strategic equity method investments (4)	1.0	3.9	5.7	(0.4)
Other (5)	11.5	5.3	28.5	11.2
Tax effects	(18.0)	(11.6)	(115.9)	(47.6)
Adjusted earnings attributable to Chart Industries, Inc. (non-GAAP)	$115.0	$122.4	$441.0	$390.1

	Q4 2025 Diluted EPS	Q4 2024 Diluted EPS	2025 Diluted EPS	2024 Diluted EPS
Reported income from continuing operations attributable to Chart (U.S. GAAP)	$1.01	$1.60	$0.33	$4.17
Termination fee expense (1)	—	—	5.86	—
Deal related & integration costs (2)	0.48	0.10	1.14	0.74
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	0.90	0.92	3.55	3.90
Restructuring & other reorganization related costs (3)	0.16	0.10	0.45	0.34
Loss on debt extinguishment	0.07	—	0.18	—
Unrealized loss (gain) on investments in equity securities and loss from strategic equity method investments (4)	0.02	0.08	0.13	(0.01)
Other (5)	0.26	0.11	0.63	0.24
Tax effects	(0.39)	(0.25)	$(2.55)	(1.02)
Adjusted earnings attributable to Chart Industries, Inc. (non-GAAP)	$2.51	$2.66	$9.72	$8.36
Share count	45.88	46.02	45.37	46.67
_______________
(1)Includes $266.0 million in termination fee expense associated with the terminated proposed merger with Flowserve.
(2)Deal related & integration costs primarily includes deal costs related to the terminated proposed merger with Flowserve, deal costs related to the pending acquisition of Chart by Baker Hughes, certain acquired project losses, costs associated with monetizing net investments in leases and costs associated with integrating Howden.
(3)Restructuring and other reorganization related costs include restructuring charges as well as other costs associated with closing and consolidating facilities, charges for restructuring employee incentive plans and certain charges related to exited pension plans.

(4)Includes the mark-to-market of our inorganic investments in Avina, McPhy, Stabilis and certain of our minority investments as well as losses from strategic equity method investments.
(5)Q4 2025 Other primarily includes project losses associated with an order that was substantially committed and negotiated prior to the close of the Howden acquisition, costs associated with incremental shifts needed to start up production lines, one-time charges from transitions to new ERP systems, final charges for Roots divestiture transition service agreement and costs related to a retention consulting agreement. Q4 2024 Other includes costs associated with the termination of a pension plan and other plan expenses, asset impairments, pre-Howden acquisition related tax assessments and legal costs associated with a non-recurring item. 2025 Full Year Other primarily includes project losses associated with an order that was substantially committed and negotiated prior to the close of the Howden acquisition, costs associated with incremental shifts needed to start up production lines, one-time charges from transitions to new ERP systems, final charges for Roots divestiture transition service agreement, costs associated with charges for a specific employment plan in South Africa, incremental costs due to unavoidable supply disruptions, asset impairments, charges related to Howden costs incurred prior to the acquisition, unplanned non-ordinary freight incurred on a project, costs related to a retention consulting agreement and certain customer concessions. 2024 Full Year Other primarily includes costs associated with the termination of a pension plan and other plan expenses, asset impairments and associated insurance recoveries, pre-Howden acquisition related tax assessments, legal cost associated with non-recurring items, administrative costs related to certain equity method investments and a one-time adjustment related to a 2022 settlement adjusted for in the second quarter of 2024.
______________
Adjusted earnings per common share attributable to Chart Industries, Inc. is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to earnings per share in accordance with U.S. GAAP. Management believes that adjusted earnings per common share attributable to Chart Industries, Inc. facilitates useful period-to-period comparisons of our financial results, and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies. Prior to the second quarter of 2024, the impacts of the mandatory convertible preferred stock dividend were excluded from adjusted earnings per common share attributable to Chart Industries, Inc. (non-GAAP). The impacts are now included in adjusted earnings per common share attributable to Chart Industries, Inc. (non-GAAP) and historical periods have been restated to reflect the change in treatment.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS AND RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS TO FREE CASH FLOW FROM DISCONTINUED OPERATIONS (UNAUDITED)
(Dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities from continuing operations	$88.8	$281.5	$294.7	$508.7
Capital expenditures	(22.6)	(20.5)	(89.9)	(120.8)
Free cash flow (non-GAAP)	66.2	261.0	204.8	387.9

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash used in operating activities from discontinued operations	$—	$(0.1)	$(2.0)	$(5.7)
Capital expenditures	—	—	—	—
Free cash flow (non-GAAP)	—	(0.1)	(2.0)	(5.7)
_______________
Free cash flow is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to net cash (used in) provided by operating activities in accordance with U.S. GAAP. Management believes that free cash flow facilitates useful period-to-period comparisons of our financial results and this information is used by us in evaluating internal performance. Our calculation of this non-GAAP measure may not be comparable to the calculations of similarly titled measures reported by other companies.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) (UNAUDITED)
(Dollars in millions)

	Three Months Ended December 31, 2025
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Intersegment Eliminations	Corporate	Consolidated
Sales	$163.9	$325.8	$259.5	$330.4	$—	$—	$1,079.6
Operating income (loss) as reported (U.S. GAAP)	$9.3	$106.8	$12.3	$53.7	$—	$(57.0)	125.1
Operating margin	5.7%	32.8%	4.7%	16.3%			11.6%
Deal related & integration costs (1)	0.6	—	1.8	2.4	$—	17.2	22.0
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	1.2	1.0	3.6	35.5	—	—	41.3
Restructuring & other reorganization related costs (2)	1.4	0.8	1.3	2.1	—	0.6	6.2
Other (3)	2.8	0.1	4.7	2.9	—	0.9	11.4
Adjusted operating income (loss) (non-GAAP)	$15.3	$108.7	$23.7	$96.6	$—	$(38.3)	$206.0
Adjusted operating margin (non-GAAP)	9.3%	33.4%	9.1%	29.2%			19.1%
______________
(1)Deal related & integration costs primarily includes deal costs related to the terminated proposed merger with Flowserve, deal costs related to the pending acquisition of Chart by Baker Hughes, certain acquired project losses, costs associated with monetizing net investments in leases and costs associated with integrating Howden.
(2)Restructuring and other reorganization related costs include restructuring charges as well as other costs associated with closing and consolidating facilities as well as charges for restructuring certain employee incentive plans.
(3)Other primarily includes project losses associated with an order that was substantially committed and negotiated prior to the close of the Howden acquisition, costs associated with incremental shifts needed to start up production lines, one-time charges from transitions to new ERP systems, final charges for Roots divestiture transition service agreement and costs related to a retention consulting agreement.

	Three Months Ended December 31, 2024
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Intersegment Eliminations	Corporate	Consolidated
Sales	$150.2	$288.8	$316.9	$350.7	$0.2	$—	$1,106.8
Operating income (loss) as reported (U.S. GAAP)	$21.1	$75.7	$51.1	$85.4	$—	$(45.0)	$188.3
Operating margin	14.0%	26.2%	16.1%	24.4%			17.0%
Deal related & integration costs (1)	$—	$—	$—	$—	$—	$4.5	$4.5
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	1.0	2.6	3.7	34.9	—	—	42.2
Restructuring & other reorganization related costs	—	—	0.1	4.1	—	0.4	4.6
Other (2)	0.5	0.1	0.2	1.1	—	1.9	3.8
Adjusted operating income (loss) (non-GAAP)	$22.6	$78.4	$55.1	$125.5	$—	$(38.2)	$243.4
Adjusted operating margin (non-GAAP)	15.0%	27.1%	17.4%	35.8%			22.0%
_____________
(1)Deal related & integration costs primarily includes costs associated with integrating Howden and impacts from the 2023 divestitures.
(2)Other includes asset impairments, pre-Howden acquisition related tax assessments and other employee plan expenses.

	Year Ended December 31, 2025
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing		Intersegment Eliminations		Corporate	Consolidated
Sales	$624.2	$1,237.7	$1,098.4	$1,303.7		$—		$—	$4,264.0
Operating income (loss) as reported (U.S. GAAP)	$67.9	$364.4	$133.7	$269.2		$—		$(476.8)	$358.4
Operating margin	10.9%	29.4%	12.2%	20.6%					8.4%
Termination fee expense (1)	$—	$—	$—	$—		$—		$266.0	$266.0
Deal related & integration costs (2)	0.8	1.7	2.9	4.9		—		42.9	53.2
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	4.8	4.0	14.1	138.3	—	—		—	161.2
Restructuring & other reorganization related costs (3)	2.4	1.7	4.3	6.7		—		2.4	17.5
Other (4)	3.9	0.5	13.8	5.9		—		4.0	28.1
Adjusted operating income (loss) (non-GAAP)	$79.8	$372.3	$168.8	$425.0		$—	$—	$(161.5)	$884.4
Adjusted operating margin (non-GAAP)	12.8%	30.1%	15.4%	32.6%					20.7%
_______________
(1)Includes $266.0 million in termination fee expense associated with the terminated proposed merger with Flowserve.
(2)Deal related & integration costs primarily includes deal costs related to the terminated proposed merger with Flowserve, deal costs related to the pending acquisition of Chart by Baker Hughes, certain acquired project losses and costs associated with integrating Howden.

(3)Restructuring and other reorganization related costs include restructuring charges as well as other costs associated with closing and consolidating facilities as well as charges for restructuring certain employee incentive plans.
(4)Other primarily includes project losses associated with an order that was substantially committed and negotiated prior to the close of the Howden acquisition, costs associated with incremental shifts needed to start up production lines, one-time charges from transitions to new ERP systems, final charges for Roots divestiture transition service agreement, costs associated with charges for a specific employment plan in South Africa, incremental costs due to unavoidable supply disruptions, asset impairments, charges related to Howden costs incurred prior to the acquisition, unplanned non-ordinary freight incurred on a project, costs related to a retention consulting agreement and certain customer concessions.

	Year Ended December 31, 2024
	Cryo Tank Solutions	Heat Transfer Systems	Specialty Products	Repair, Service & Leasing	Intersegment Eliminations	Corporate	Consolidated
Sales	$637.9	$1,035.3	$1,114.3	$1,372.7	$0.1	$—	$4,160.3
Operating income (loss) as reported (U.S. GAAP)	$74.6	$233.3	$173.1	$350.5	$—	$(184.0)	$647.5
Operating margin	11.7%	22.5%	15.5%	25.5%			15.6%
Deal related & integration costs (1)	$—	$—	$—	$1.4	$—	$22.7	$24.1
Step up amortization on inventory, intangibles and fixed assets from Howden acquisition	7.1	6.1	18.7	150.1	—	(0.1)	181.9
Restructuring & other reorganization related costs	1.6	1.0	2.9	9.1	—	1.1	15.7
Other (2)	0.9	2.0	0.4	1.2	—	2.6	7.1
Adjusted operating income (loss) (non-GAAP)	$84.2	$242.4	$195.1	$512.3	$—	$(157.7)	$876.3
Adjusted operating margin (non-GAAP)	13.2%	23.4%	17.5%	37.3%			21.1%
_______________
(1)Deal related & integration costs primarily includes costs associated with integrating Howden and impacts from the 2023 divestitures.
(2)Other primarily includes asset impairments, pre-Howden acquisition related tax assessments, other employee plan expenses and other one-time costs.
____________
Adjusted operating income (loss) is not a measure of financial performance under U.S. GAAP and should not be considered as an alternative to operating income (loss) in accordance with U.S. GAAP. Management believes that adjusted operating income (loss) facilitates useful period-to-period comparisons of our financial results and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.

CHART INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA (UNAUDITED)
(Dollars in millions)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income from continuing operations	$40.0	$83.3	$38.8	$236.3
Income tax expense, net	3.7	27.7	(10.4)	78.6
Interest expense, net	75.3	79.8	307.8	328.5
Loss on extinguishment of debt	3.5	—	8.2	0.7
Depreciation and amortization	72.6	69.9	281.3	269.9
EBITDA (non-GAAP)	195.1	260.7	625.7	914.0
Non-recurring costs:
Termination fee expense (1)	—	—	266.0	—
Deal related & integration costs (2)	22.1	4.5	51.6	34.4
Restructuring & related costs (3)	7.3	4.6	19.6	15.7
Amortization of step-up value of inventory from Howden acquisition	—	—	—	21.0
Other one-time items (4)	11.5	5.3	28.5	10.2
Employee share-based compensation expense	1.8	4.6	17.2	18.9
Unrealized loss (gain) on investments in equity securities and loss from strategic equity method investments (5)	1.0	3.9	5.7	(0.4)
Adjusted EBITDA (non-GAAP)	$238.8	$283.6	$1,014.3	$1,013.8
_______________
(1)Includes $266.0 million in termination fee expense associated with the terminated proposed merger with Flowserve.
(2)Deal related & integration costs primarily includes deal costs related to the terminated proposed merger with Flowserve, deal costs related to the pending acquisition of Chart by Baker Hughes, certain acquired project losses, costs associated with monetizing net investments in leases and costs associated with integrating Howden.
(3)Restructuring and other reorganization related costs include restructuring charges as well as other costs associated with closing and consolidating facilities, charges for restructuring certain employee incentive plans and certain charges related to exited pension plans.
(4)Q4 2025 Other primarily includes project losses associated with an order that was substantially committed and negotiated prior to the close of the Howden acquisition, costs associated with incremental shifts needed to start up production lines, one-time charges from transitions to new ERP systems, final charges for Roots divestiture transition service agreement and costs related to a retention consulting agreement. Q4 2024 Other includes costs associated with the termination of a pension plan and other plan expenses, asset impairments, pre-Howden acquisition related tax assessments and legal costs associated with a non-recurring item. 2025 Full Year Other primarily includes project losses associated with an order that was substantially committed and negotiated prior to the close of the Howden acquisition, costs associated with incremental shifts needed to start up production lines, one-time charges from transitions to new ERP systems, final charges for Roots divestiture transition service agreement, costs associated with charges for a specific employment plan in South Africa, incremental costs due to unavoidable supply disruptions, asset impairments, charges related to Howden costs incurred prior to the acquisition, unplanned non-ordinary freight incurred on a project, costs related to a retention consulting agreement and certain customer concessions. 2024 Full Year Other primarily includes costs associated with the termination of a pension plan and other plan expenses, asset impairments and associated insurance recoveries, pre-Howden acquisition related tax assessments, legal cost associated with non-recurring items, administrative costs related to certain equity method investments and a one-time adjustment related to a 2022 settlement adjusted for in the second quarter of 2024.
(5)Includes the mark-to-market of our inorganic investments in Avina, McPhy, Stabilis and certain of our minority investments as well as losses from strategic equity method investments.
_______________
The reconciliation from net income from continuing operations to EBITDA (non-GAAP) includes acquisition related finance fees and loss on extinguishment of debt. EBITDA and adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered as an alternative to net income from continuing operations in accordance with U.S.

GAAP. Management believes that EBITDA and adjusted EBITDA facilitate useful period-to-period comparisons of our financial results and this information is used by us in evaluating internal performance. Our calculation of these non-GAAP measures may not be comparable to the calculations of similarly titled measures reported by other companies.